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                                                                      Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-58320 and 333-59354) of Flowers Foods, Inc. of our report dated March 1, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


 /s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Atlanta, Georgia
March 1, 2006